Biopack Receives U.S. Patent and Trademark Office Final Approval

HONG KONG -- (MARKETWIRE) -- 07/13/07 -- Biopack Environmental Solutions Inc. (OTCBB: BPEV)

Biopack is pleased to announce that it has received final approval from the United States Patent and Trademark Office for exclusive use of the Roots Biopack branding and logo in the United States. Obtaining this trademark will allow Biopack to further enhance its brand recognition and increase its marketing exposure in the world's largest market for biodegradable packaging. This is one of several trademarks obtained world-wide by Biopack in order to maintain exclusive proprietorship of their unique 100% biodegradable product.

Receiving final approval for this trademark is one more integral step in Biopack's strategy to solidify themselves as world-wide players in the biodegradable market. Biopack has previously announced agreements with Svena Floor Factory to bridge production demand until the construction of Biopark (Biopack's soon to be constructed factory facility) as well as with Moonen Packaging as exclusive European distributors.

About Biopack

Biopack is an industry leader in the green revolution and in the manufacturing of 100% biodegradable consumer products. The Company manufactures 100% biodegradable products from locally available agricultural waste products. For more information please visit the web site at www.biopackenvironmental.com.

SAFE HARBOUR

Forward-looking statements: This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties of other factors which may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed in the Management's Discussion and Analysis of Financial Condition and Results of Operations in the Company's most recent Annual Report on Form 10-K and other documents filed by the Company with the U.S. Securities and Exchange Commission.

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Gerald Lau

CEO

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